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                                                                    EXHIBIT 10.4

                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (the "Agreement") is entered into this 15th day of June, 2004 (the "Effective Date") by and between Atrix Laboratories, Inc., a Delaware corporation with its principal place of business at 2579 Midpoint Drive, Fort Collins, Colorado 80525 (the "Company"), and J. Steven Garrett, D.D.S., an individual residing at 7113 Silver Moon Ln. Ft. Collins, Co 80525 ("Employee").

         1.       Definitions.

                  (a) "Accrued Amounts" means all amounts earned or accrued through the date of termination of employment, including, without limitation, (i) salary, (ii) reimbursement for expenses incurred by Employee on behalf of the Company in accordance with Company policy in effect at the time such expenses were incurred and (iii) vacation pay.

                  (b) "Affiliate" means any corporation, partnership, trust or other entity of which the Company and/or any of its Affiliates directly or indirectly owns a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity and any corporation, partnership, trust or other entity which directly or indirectly owns a majority of the outstanding shares of any class of equity security of the Company or any of its Affiliates.

                  (c) "Cause" means:

                           (i) If Employee materially violates any term of
                  his/her employment or any Company policies and such violation is not substantially remedied within 30 days of written notice from the Company to Employee;

                           (ii) Willful misfeasance, gross negligence or
                  nonfeasance of duty by Employee that is reasonably likely to be detrimental or damaging or that has the effect of injuring or damaging the reputation, business or business relationships of the Company or any of its Affiliates or any of their respective officers, directors or employees;

                           (iii) Any arrest, indictment (defined as any
                  proceeding in which "probable cause" is found), conviction (or the civil equivalent) of Employee or a plea of guilty or nolo contendere by Employee to a charge based on a federal or state felony or serious criminal or civil offense (even if the crime is classified under the applicable law as a "misdemeanor"), including, but not limited to (1) crimes or civil offenses involving theft, embezzlement, fraud, dishonesty or moral turpitude; (2) crimes or civil offenses based on banking or securities laws (including the Sarbanes-Oxley Act of 2002); and (3) civil enforcement actions brought by federal or state regulatory agencies (including the Securities and Exchange Commission).

                           (iv) Willful or prolonged and unapproved absence from
                  work by the Employee or failure, neglect or refusal by the Employee to perform his/her duties


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                  and responsibilities as determined by the chief executive
                  officer of the Company in his sole discretion.

                  (d) "Change of Control" means the occurrence of one or more of the following:

                           (i) Any person (as defined in Sections 3(a)(9) and
                  13(d)(3) of the Securities Exchange Act of 1934, as amended) other than an existing stockholder or an Affiliate directly or indirectly becomes the owner of 50% or more of the Voting Stock;

                           (ii) The sale of all or substantially all of the
                  Company's assets to a single purchaser or group of affiliated purchasers, other than any Affiliate or Affiliates, in one or a series of related transactions; or

                           (iii) The Company engages in a merger or
                  consolidation with another entity other than an Affiliate and immediately after that merger or consolidation, the persons or entities that were stockholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 50% of the Voting Stock of the surviving entity.

                  The person, purchaser or group of affiliated purchasers or entity referenced in clauses (i), (ii) and (iii) above, as applicable, or the person or entity that controls such person, purchaser or group of affiliated purchasers or entity, is referred to sometimes herein as the "Acquirer".

                  (e) "Good Reason" means any action on the part of the Company or any Acquirer not consented to by Employee in writing (which action shall not have been cured within 30 days following written notice from Employee to the chief executive officer of the Company specifying that such action will give rise to a termination of Employee's employment hereunder for Good Reason) having the following effect or effects:

                           (i) a reduction in Employee's salary then in effect,
                  other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company and the Acquirer; or

                           (ii) the permanent relocation of Employee's principal
                  place of employment to a facility or location more than 50 miles from the Company's current location.

                  For the avoidance of doubt, "Good Reason" shall not include any other change in the title, responsibilities or reporting relationship of Employee including the transfer of the employment of the Employee from the Company to the Acquirer or any of their Affiliates (so long as such transfer does not have either or both of the effects described in


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         clauses (i) and (ii) above), provided that the transferee shall agree to assume and be bound by the terms of this Agreement as if it were the Company.

                  (f) "Voting Stock" means, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.

         2. Term. This Agreement shall be for a term beginning on the Effective Date and terminating on the date on which Employee's employment with the Company terminates or is terminated.

         3. Current Position. Employee's current position is that indicated beneath his/her signature below.

         4. Termination after Change of Control. If the Company terminates Employee's employment without Cause, or Employee terminates his/her employment for Good Reason, in either case within 12 months after a Change of Control, then
(A) the Company shall pay to Employee, within ten (10) days of the date of such termination or such shorter period as may be required by law, all Accrued Amounts, and (B) the Company shall pay to Employee, within ten (10) days after the execution by the Employee and delivery to the Company of the mutual release in the form set out in Schedule A (to which the Company hereby agrees effective upon execution by Employee) the following:

                  (i) the Company shall pay to Employee in either a lump-sum or through salary continuation, at the Company's sole discretion, an amount equal to twelve (12) months of Employee's then current annual base salary,

                  (ii) if Employee elects continued coverage under the Company's health plan pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), then the Company shall continue to pay the Company's portion of the premium for Employee's continued coverage under the Company's health plan until the first to occur of
         (A) the date that is 12 months after Employee's date of termination and
         (B) the date upon which Employee's COBRA continuation period terminates in accordance with COBRA, and

                  (iii) if Employee elects continued coverage under the Company's life insurance plan, then the Company shall continue to pay the Company's portion of the premium for Employee's continued coverage under the Company's life insurance plan, or if continued coverage under the Company's life insurance plan is not available pursuant to the terms of such plan, then the Company shall pay to Employee the amount of the premium that would otherwise be payable by the Company if Employee's employment were not terminated until the date that is 12 months after the date of termination.

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         Thereafter, Employee shall not be entitled to receive, and the Company shall have no obligation to provide Employee with any additional salary, payments or benefits of any kind. In the event the Employee fails to execute and deliver to the Company the release referred to above within ten (10) days after the termination of the Employee's employment, the Company shall not be obligated to pay or provide to the Employee the amounts and benefits set out in clauses
(i) through (iii) above.

         5. Entire Agreement. The terms of this Agreement are intended by the parties to be the final and exclusive expression of their agreement with respect to the relationship between Employee and the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. This Agreement supersedes in its entirety any other agreement, written or oral, between the Company and the Employee relating to the subject matter hereof. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         6. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Employee and by a duly authorized representative of the Company other than Employee. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

         7. Assignment; Successors and Assigns. Employee agrees that Employee will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Employee's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Subject to the foregoing, this Agreement shall be binding upon Employee and the Company and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above. For the avoidance of doubt, the Company's obligations hereunder may be assigned to the Acquirer, including in connection with any transfer of employment by Employee from the Company to the Acquirer.

         8. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

         9. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to choice of law rules. All disputes arising under this Agreement shall be submitted to and heard by a state or federal court located in Denver, Colorado and each of the Company and Employee hereby irrevocably consents to the exclusive jurisdiction and exclusive venue of such courts.

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         10. Employee Acknowledgment. The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.


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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


Company                                                  Employee


/s/ David R. Bethune                                     /s/ J. Steven Garrett
--------------------------------------------             ----------------------
Name: David R. Bethune                                   Name: J. Steven Garrett, D.D.S.
Title: Chairman of the Board of Directors and Chief      Position:  Sr. Vice President Clinical
Executive Officer                                        Research


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                                   SCHEDULE A

                                 FORM OF RELEASE

                                 MUTUAL RELEASE


         In exchange for good and valuable consideration set forth in that certain Change of Control Agreement (the "CHANGE OF CONTROL AGREEMENT") between the undersigned, J. Steven Garrett, D.D.S. ("EMPLOYEE") and Atrix Laboratories, Inc., a Delaware corporation ("COMPANY"), the sufficiency of which is hereby acknowledged, Employee, on behalf of himself, his executors, heirs, administrators, assigns and anyone else claiming by, through or under Employee, irrevocably and unconditionally, releases, and forever discharges COMPANY, its predecessors, successors and related and affiliate entities, including parents and subsidiaries, and each of their respective directors, officers, employees, attorneys, insurers, agents and representatives (collectively, the "COMPANY RELEASEES"), from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands, liabilities, and expenses (including attorneys' fees and costs) whatsoever of any name or nature both in law and in equity (severally and collectively, "CLAIMS") that Employee now has, ever had or may in the future have against the Company Releasees by reason of any matter, cause or thing that has happened, developed or occurred, and any Claims that have arisen, before the signing of this Mutual Release, including but not limited to, any and all Claims in tort or contract, whether by statute or common law, and any Claims relating to salary, wages, bonuses and commissions, the breach of an oral or written contract, unjust enrichment, promissory estoppel, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, wrongful termination, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with Employee's employment by the Company and the termination of that employment as set forth in the Change of Control Agreement, including any Claims for unlawful employment discrimination of any kind, whether based on age, race, sex, disability or otherwise, including specifically and without limitation, claims arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended; the Civil Rights Act of 1991; the Family and Medical Leave Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act of 1963; the Colorado Civil Rights Act, the Colorado Anti-Discrimination Act, the Colorado Wage Act; and any other local, state or federal equal employment opportunity or anti-discrimination law, statute, policy, order, ordinance or regulation affecting or relating to Claims that Employee ever had, now has, or claims to have against the Company Releasees, provided, however, the Employee does not release the Company Releasees with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct.

         Employee warrants and represents that Employee has not assigned or transferred to any person or entity any of the Claims released by this Mutual Release, and Employee agrees to defend (by counsel of the Company Releasees's choosing), and to indemnify and hold harmless, the Company Releasees from and against any claims based on, in connection with, or arising out of any such assignment or transfer made, purported or claimed.

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

         Except for obligations created by this Mutual Release and the Change of Control Agreement, the Company Releasees hereby covenant not to sue and fully release Employee and Employee's successors and assigns (the "EMPLOYEE RELEASEES"), with respect to and from all actions, and claims of any kind, known or unknown, suspected or unsuspected, which Company Releasees may now have, has ever had or may in the future have against any of the Employee Releasees, by reason of any matter, cause or thing that has happened, developed or occurred, and any Claims that have arisen, before the signing of this Mutual Release, including but not limited to, any and all Claims in tort or contract, whether by statute or common law, including all claims arising from Employee's position as an employee of the Company and the termination of that relationship, as of the date of this Mutual Release; provided, however, the Company Releasees do not release the Employee Releasees with respect to claims arising out of or relating to their fraud, gross negligence or willful misconduct.

         The Company, at its sole cost and expense, shall indemnify and defend Employee in any threatened, pending, or contemplated action, suit or proceeding, whether civil or criminal, administrative or investigative, or whether formal or informal which arises by reason of the fact that Employee was an officer, employee or a member of the board of directors of the Company prior to the date of this Mutual Release, against expenses, including attorney's fees, judgments, penalties, fines and amounts to be paid in settlement in connection with such action, suit or proceeding if it is determined by the Company that Employee conducted himself in good faith and that Employee reasonably believed (i) in the case of conduct in Employee's official capacity with the Company, that Employee's conduct was in the Company's best interests, or (ii) in all other cases (except criminal cases), that Employee's conduct was at least not opposed to the Company's best interests, or (iii) in the case of any criminal proceeding, that Employee had no reasonable cause to believe that Employee's conduct was unlawful ("INDEMNIFIED CLAIMS"). The Company shall have the sole and exclusive right to select legal counsel to represent the Company Releasees and Employee, and to control the defense and/or settlement of any Indemnified Claims. Employee agrees to cooperate with the Company in the defense of any Indemnified Claims, and make available to the Company any and all documents in Employee's possession and/or control that may be necessary or useful to such defense and/or settlement. No indemnification shall be made to Employee under this paragraph with respect to any claim, issue or matter in connection with a proceeding by or on behalf of the Company Releasees or any other entity in which Employee's actions giving rise to the action, suit, proceeding or claim constituted fraud, gross negligence and/or willful misconduct on Employee's part. [to be used for individuals to who Section 6.9 of the Merger Agreement does not apply]

         As further consideration for Employee's entering into the Change of Control Agreement and this Mutual Release, the Company Releasees covenant and agree that for one year after the date of this Mutual Release, it will not disparage Employee in any manner harmful to Employee's business or personal reputation. As further consideration for the Company entering into the Change of Control Agreement and this Mutual Release, Employee covenants and agrees that for one year after the date of this Mutual Release, Employee will not disparage the Company or its employees in any manner harmful to the Company's business reputation or the business or personal reputation of its employees.

         Notwithstanding anything to the contrary in this Mutual Release or the Change of Control Agreement, the foregoing release shall not cover, and Employee does not intend to release, any


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

rights of indemnification under the Company's Certificate of Incorporation (the "CERTIFICATE") or Bylaws (the "BYLAWS"), rights to directors and officers liability insurance, or any rights and obligations under the Change of Control Agreement. Employee further acknowledges that the Company's obligations under the Certificate and Bylaws are conditioned upon receipt by the Company of an undertaking by Employee to repay the amount if it shall be determined by a court of competent jurisdiction that Employee is not entitled to be indemnified by the Company under the Certificate or Bylaws.

         EMPLOYEE HAS READ THIS MUTUAL RELEASE AND BEEN PROVIDED A FULL AND AMPLE OPPORTUNITY TO STUDY IT, AND EMPLOYEE UNDERSTANDS THAT THIS IS A FULL, COMPREHENSIVE AND MUTUAL RELEASE AND INCLUDES ANY CLAIM UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED IN WRITING TO CONSULT WITH LEGAL COUNSEL BEFORE SIGNING THIS MUTUAL RELEASE AND THE CHANGE OF CONTROL AGREEMENT, AND EMPLOYEE HAS CONSULTED WITH AN ATTORNEY. EMPLOYEE WAS GIVEN A PERIOD OF AT LEAST TWENTY-ONE DAYS TO CONSIDER SIGNING THIS MUTUAL RELEASE, AND EMPLOYEE HAS SEVEN DAYS FROM THE DATE OF SIGNING TO REVOKE EMPLOYEE'S ACCEPTANCE BY DELIVERING TIMELY NOTICE OF HIS REVOCATION TO THE COMPANY RELEASEES'S HUMAN RESOURCES DEPARTMENT AT ITS PRINCIPAL PLACE OF BUSINESS. EMPLOYEE IS SIGNING THIS MUTUAL RELEASE VOLUNTARILY, WITHOUT COERCION, AND WITH FULL KNOWLEDGE THAT IT IS INTENDED, TO THE MAXIMUM EXTENT PERMITTED BY LAW, AS A COMPLETE AND FINAL RELEASE AND WAIVER OF ANY AND ALL CLAIMS. EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE PAYMENTS SET FORTH IN THE CHANGE OF CONTROL AGREEMENT ARE CONTINGENT UPON EMPLOYEE SIGNING THIS MUTUAL RELEASE AND WILL BE PAYABLE ONLY IF AND AFTER THE REVOCATION PERIOD HAS EXPIRED.

                          [SIGNATURE PAGE(S) TO FOLLOW]


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         Employee has read this Mutual Release, fully understand it and freely and knowingly agree to its terms.

                 Dated this _______ day of ____________, 200__.


                                             -----------------------------------
                                             Signature


                                             -----------------------------------
                                             Printed Name


AGREED AND ACCEPTED:

                         , INC.
------------------------

By:
    -----------------------------------------

Title:
       --------------------------------------


Date:
     ----------------------------------------



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